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EXHIBIT 99.1

The following certification accompanies the issuer's Annual Report of Form 10-KSB and is not filed, as provided in Release 33-8212, 34-47551 dated March 21, 2003.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2002, I, Jack C. Wauchope, Chief Executive Officer of Coast Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)
such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Annual Report on Form 10-KSB of Coast Bancorp for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of Coast Bancorp.

A signed original of this written statement required by Section 906 has been provided to Coast Bancorp and will be retained by Coast Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 27, 2003

/s/ Jack C. Wauchope JACK C. WAUCHOPE Chief Executive Officer (Principal Executive Officer)

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  EXHIBIT 99.1